                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM  8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report : March 30, 1998



                               VENTURE SEISMIC LTD.
        _________________________________________________________________
                (Exact name of registrant as specified in charter)


                                ALBERTA, CANADA
        _________________________________________________________________
                 (State or other jurisdiction of incorporation)


0-27070                                                N/A
________________________                _________________________________
(Commission File Number)                (IRS Employer Identification No.)



        3110 - 80th Avenue S.E. Calgary, Alberta                  T2C 1J3
        _________________________________________________________________
        (Address of principal executive offices)                (Zip code)


                                (403) 777-9070
        _________________________________________________________________
               (Registrant's telephone number including area code)

                                Not Applicable
        _________________________________________________________________
           (Former name or former address, if changed since last report)





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Item 2.  Other events

     On March 30, 1998 Venture Seismic Ltd. ("Venture") announced it had entered into a definitive Securities Purchase Agreement (the "purchase agreement") for the previously announced proposed acquisition of 100% of the outstanding capital stock of Continental Holdings Ltd. ("Continental"), for consideration of 2,080,000 Common Shares of Venture and payments in cash of an aggregate of $1.5 million. In conjunction with the purchase agreement, Venture has agreed to loan $4 million to Continental to equip a second marine seismic vessel, which loan is subject to an equity conversion provision should closing not occur. Reference is made to Venture's press release dated March 30, 1998 which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

         (c)    Exhibits

                99.1   Press release dated March 30, 1998


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     VENTURE SEISMIC LTD.


                                     By: /s/ Brian Kozun
                                         _____________________________________
                                         Brian W. Kozun
                                         President and Chief Executive Officer


                                     Dated:  March 30, 1998





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                                                                    Exhibit 99.1




                 VENTURE SEISMIC ANNOUNCES DEFINITIVE PURCHASE
                AGREEMENT FOR MARINE SEISMIC COMPANY ACQUISITION

                         (ALL AMOUNTS IN U.S. DOLLARS)


CALGARY, ALBERTA, MARCH 30, 1998 - VENTURE SEISMIC LTD. (NASDAQ NMS: VSEIF) today announced it has entered into a definitive Securities Purchase Agreement (the "purchase agreement") for the previously announced proposed acquisition of 100% of the outstanding capital stock of Continental Holdings Ltd. ("Continental"), for consideration of 2,080,000 Common Shares (the "Shares") of Venture Seismic Ltd. ("Venture") and payments in cash of an aggregate of $1.5 million. In conjunction with the purchase agreement Venture has agreed to loan $4 million to Continental to equip a second marine seismic vessel, which loan is subject to an equity conversion provision should closing not occur. The purchase agreement also includes provision for employment agreements with the existing management of Continental for a period of three years, as well as the nomination of a director selected by Continental to Venture's Board of Directors. The purchase agreement does not provide for the registration of the Shares.

Continental is a privately held marine seismic data acquisition company, based in Calgary, which currently operates one marine seismic vessel capable of performing both 2D and 3D seismic surveys. Continental has completed seismic surveys in the Persian Gulf, the North Sea, the Falkland Islands area, the Mediterranean and off the coasts of West Africa and Norway. According to financial information supplied by Continental, audited revenue for its year ended December 31, 1997 was $9.6 million and net income was approximately $1.9 million, after an adjustment to reflect normalized owner/management compensation. The adjustment to net income accounts for the declaration by Contiental in 1997 of a management bonus, and the related income tax effect of such bonus, which was declared for income tax planning purposes. Certain financial information relating to Continental, and on a pro forma basis to reflect the proposed acquisition, is included in Venture's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission on December 24, 1997.

The Continental acquisition is subject to a number of conditions, any of which may not occur, including receipt of requisite shareholder, regulatory and/or third party approvals. The Company is in the process of preparing a proxy statement to be filed with the S.E.C. for purposes of soliciting shareholder approval.

VENTURE SEISMIC LTD. is traded on the Nasdaq National Market and is engaged primarily in the acquisition of land and wetlands seismic data for use in the exploration for and development and field management of oil and gas reserves. The Company utilizes both traditional two-dimensional ("2D") and more technologically advanced three-dimensional ("3D") seismic data technology to acquire data on possible oil and gas reserves for its customers, which range from junior exploration companies to fully-integrated multi-national corporations. Venture's subsidiaries include Boone Geophysical, Inc., a Texas based company engaged in the acquisition of land and wetlands seismic data in the Southern United States, and Hydrokinetic Surveys of Canada Inc., a company based in Western Canada which provides shallow marine airgun and survey services.

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This news release may contain certain forward-looking statements that involve risks and uncertainties as detailed from time to time in Venture's SEC filings under "Risk Factors" and elsewhere. Actual results could differ from those anticipated due to a number of factors including the capital intensive nature of the Company's business, its need for additional funds for operations and debt service requirements, seasonal fluctuations in operating results, dependence upon principal customers, activity in the oil and gas industry, risks associated with international operations and regulatory, competitive and contractual risks.

FOR FURTHER INFORMATION CONTACT:
                                     Mr. Greg Wiebe
                                     Chief Financial Officer
                                     Venture Seismic Ltd.
                                     (403) 777-9070